===============================================================================

                                 SCHEDULE 14A
                                (Rule 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 OURPET'S COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

===============================================================================

                               OURPET'S COMPANY

________________________________________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                August 18, 2001

________________________________________________________________________________


To the Shareholders of OurPet's Company:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of OurPet's Company (the "Company") will be held on Saturday, August 18, 2001, at 10:00am EDT, at the Company offices located at 1300 East Street, Fairport Harbor, Ohio 44077, for the purpose of considering and acting upon the following matters:

     (1) Election of three members (3) of the Company's Board of Directors to serve until the Company's next annual meeting and until such Directors' successors are elected and shall have qualified;

     (2) Ratification of the appointment of S.R. Snodgrass, A.C. as the Company's independent auditors for the fiscal year ending December 31, 2001;

     (3) Transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of Common Stock of record at the close of business on June 29, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

     Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope.

                                   By Order of the BOARD OF DIRECTORS,

                                   /s/ Konstantine S. Tsengas
                                   --------------------------

                                   Konstantine S. Tsengas
                                   Secretary

Fairport Harbor, Ohio
July 13, 2001

                               OurPet's Company
                               1300 East Street
                          Fairport Harbor, Ohio 44077

                                Proxy Statement

________________________________________________________________________________

                                    General

          The Board of Directors of OurPet's Company ("the Company") hereby solicits your proxy for use at the Annual Meeting of Shareholders to be held on Saturday, August 18, 2001 ("the Annual Meeting"), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Common Stock of the Company, no par value, held in their name. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, internet and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. This Proxy Statement and accompanying Proxy will be mailed on or about July 13, 2001 to all shareholders entitled to vote at the Annual Meeting.

                     Voting Rights and Outstanding Shares

          Shareholders of record at the close of business on June 29, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 10,644,687 shares of Common Stock, no par value. A quorum for the Annual Meeting consists the presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. Each holder of record of shares of Common Stock on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting. An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for election of directors and for approval of all other matters being submitted to shareholders for their consideration. Abstentions and broker "non-votes" are not counted for purposes of the election of directors and approval of all other matters being submitted to shareholders. Cumulative voting is not allowed in the election of directors of the Company.

          When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     . FOR the election of the nominees for the directors set forth herein; . FOR the ratification of the appointment of auditors.

     In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with his best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary of the Company prior to the Annual Meeting or by giving a later dated proxy.

        Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth, as of June 29, 2001, certain information as to the stock ownership and voting power of all persons (or group of persons) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, each director of the Company, each of the executive officers and all directors and executive officers as a group.

                                            Number of Shares         Percentage of Voting
    Name of Beneficial Owner (1)         Beneficially Owned (2)           Power (3)
    ----------------------------         ----------------------           ---------
Joseph T. Aveni, Director (4)                           441,668            3.7
Greg W. Johnson, Director (5)                           117,000            1.0
Dr. James W. McCourt, Director (6)                    1,314,245           11.1
Dr. Steven and Evangelia S. Tsengas,                  4,440,553           36.3
Director, Chairman, President,
Chief Executive Officer, and his
wife (7)
Glenn R. Godley, Executive Vice                               -             *
President of Marketing/Sales (8)
John G. Murchie, Treasurer and                                -             *
Controller (9)
Konstantine S. Tsengas, Vice                          1,081,812            9.2
President of Operations and
Secretary (10)
All directors and officers as a
     Group (7 persons) (11)                           7,395,278           58.1
Nicholas S. Tsengas (12)                              1,104,221            9.4
* Less than one percent

(1) Unless otherwise indicated and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder.

(2) The number of shares beneficially owned by each person named in the table includes shares held by each individual of (i) the Company's Common Stock;
     (ii) the Company's Preferred Stock, as if converted into Common Stock; and
     (iii) Common Stock subject to warrants that are presently exercisable or exercisable within 60 days of June 29, 2001. No shares that are subject to the 1999 Stock Option Plan are included since none are exercisable or exercisable within 60 days of June 29, 2001.

(3) Applicable percentage of voting power is based on the 11,644,687 shares of Common Stock outstanding as of June 29, 2001. That number is comprised of 10,644,687 outstanding shares of Common Stock and 1,000,000 shares of Common Stock issuable upon conversion of 100,000 outstanding shares of Preferred Stock. Shares of Common Stock subject to warrants and options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such warrants and options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4) Includes 233,334 shares of Common Stock held and currently exercisable warrants to purchase 208,334 shares of Common Stock.

(5) Includes 7,000 shares of Common Stock held, 70,000 shares of Common Stock issuable upon conversion of 7,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 40,000 shares of Common Stock.

(6) Includes securities issued to Dr. McCourt, and to Beachcraft Limited Partnership, in which Dr. McCourt serves as Trustee for its general partner, and to DKKS, LP in which Dr. McCourt is the general partner. Securities issued directly to Dr. McCourt include 448,180 shares of Common Stock; Beachcraft Limited partnership holds 152,303 shares of Common Stock, 180,000 shares of Common Stock issuable upon conversion of 18,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 75, 606 shares of Common Stock; and DKKS, LP holds 139,078 shares of Common Stock, 200,000 shares of Common Stock issuable upon conversion of 20,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 119,078 shares of Common Stock. Excludes 9,212 shares of Common Stock held and currently exercisable warrants to purchase 2,424 shares of Common Stock issued to Dr. McCourt's daughters and son; Dr. McCourt disclaims beneficial ownership of such shares and warrants.

(7) Includes 3,129,721 shares of Common Stock held and currently exercisable warrants to purchase 319,540 shares of Common Stock issued to Dr. Tsengas and also currently exercisable warrants to purchase 104,000 shares of Common Stock issued to Senk Properties in which Dr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Dr. Tsengas is based upon his ownership percentage of 52%. Excludes option to purchase 200,000 shares of Common Stock, which is not exercisable within 60 days. Includes 728,292 shares of Common stock held and currently exercisable warrants to purchase 135,000 shares of Common Stock issued to Dr. Tsengas' wife and also currently exercisable warrants to purchase 24,000 shares of Common Stock issued to Senk Properties in which Dr. Tsengas' wife is a partner. The number of warrants to Senk Properties attributed to Dr. Tsengas' wife is based upon her ownership percentage of 12%. Excludes 2,084,033 shares of Common Stock held and currently exercisable warrants to purchase 30,000 shares of Common Stock issued to Dr. Tsengas' sons and also currently exercisable warrants to purchase 72,000 shares of Common Stock issued to Senk Properties in which Dr. Tsengas' sons are partners. The number of warrants to Senk Properties attributable to Dr. Tsengas' sons is based upon their ownership percentage of 36%. Dr. Tsengas disclaims beneficial ownership of such shares and warrants.

(8) Excludes options to purchase 150,000 shares of Common Stock, which are not exercisable within 60 days.

(9) Excludes option to purchase 50,000 shares of Common stock, which is not exercisable within 60 days.

(10) Includes 1,008,403 shares of Common Stock held and currently exercisable warrants to purchase 5,000 shares of Common Stock issued to Mr. Tsengas and also currently exercisable warrants to purchase 36,000 shares of Common Stock issued to Senk Properties in which Mr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Mr. Tsengas is based upon his ownership percentage of 18%. Excludes option to purchase 150,000 shares of Common Stock, which is not exercisable within 60 days. Includes 22,409 shares of Common Stock held and currently exercisable warrants to purchase 10,000 shares of Common Stock issued to Mr. Tsengas' daughter and son. Mr. Tsengas is the son of Dr. Tsengas.

(11) Includes 5,868,720 shares of Common Stock held, 450,000 shares of Common Stock issuable upon conversion of 45,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 1,076,558 shares of Common Stock. Excludes options to purchase 550,000 shares of Common Stock, which are not exercisable within 60 days.

(12) Includes 1,008,403 shares of Common Stock held and currently exercisable warrants to purchase 5,000 shares of Common Stock issued to Mr. Tsengas and also currently exercisable warrants to purchase 36,000 shares of Common Stock issued to Senk Properties in which Mr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Mr. Tsengas is based upon his ownership percentage of 18%. Includes 44, 818 shares of Common Stock held and currently exercisable warrants to purchase 10,000 shares of Common Stock issued to Mr. Tsengas' daughters. Mr. Tsengas in the son of Dr. Tsengas.

                      Proposal 1:    Election of Directors

     Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees named below. Each of the current directors has been nominated for election to the Board of Directors, except for Greg W. Johnson, a director since 1999. Mr. Johnson is not standing for reelection and will be retiring from the Board of Directors as of the Annual Meeting. This will result in two vacancies on the Board of Directors. Under the terms of the Company's Certificate of Incorporation, any vacancy on the Board of Directors may be filled by a majority vote of the directors then in office. If any of the three nominees is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holder or by the present Board of Directors to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next Annual Meeting of shareholders following the 2001 Annual Meeting or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote "FOR" the election of each of the nominees listed below.

Joseph T. Aveni                          Mr. Aveni was elected to the Company's
69 years old                             Board of Directors in November 1998.
Director since 1998                      Mr. Aveni has been the Chairman and
Chief Executive Officer of Realty One    Chief Executive Officer of Realty One
                                         since 1990 and serves on the Board of
                                         Directors of the Cleveland Ballet and
                                         the Greater Cleveland Growth
                                         Association. He has served as

                                         President of Property Management
                                         Division of FIABCI and of National
                                         Institute of Real Estate Management, as
                                         a member of the Board of Directors of
                                         the National Association of Realtors,
                                         as Chairman of the Genesis Relocation
                                         Services and as a member of the
                                         Leadership Cleveland Class of '92. He
                                         has received the Distinguished Service
                                         Award and Realtor of the Year Award
                                         from the Association of Realtors and
                                         the Franklin Delano Roosevelt Award for
                                         Excellence from the March of Dimes.

Dr. James W. McCourt                     Dr. McCourt was elected to the
60 years old                             Company's Board of Directors in
Director since 1999                      December 1999.  Dr.McCourt retired in
Retired                                  1998 from his dentistry practice in
                                         Harlingen, Texas which he operated from
                                         1995 to 1998 and has not participated
                                         in any business activity since his
                                         retirement. As an associate professor,
                                         he has held positions at colleges and
                                         universities and has also served as a
                                         consultant and on the surgical staff of
                                         many hospitals.

Dr. Steven Tsengas                       Dr. Tsengas has served on the Company's
64 years old                             Board of Directors since the merger
Director since 1985                      with Manticus, Inc. in 1998 and also
Chairman of the Board, President and     was a director of the predecessor
Chief Executive Officer of the Company   company since it was incorporated in
                                         1985. Dr. Tsengas has also been
                                         Chairman, President and Chief Executive
                                         Officer of the Company for the same
                                         period of time. Dr. Tsengas received
                                         his BS in Industrial Engineering from
                                         the State of New York University at
                                         Buffalo, his MS in Business from the
                                         University of Rochester, W. Simon
                                         Graduate School of Management, and his
                                         Ph.D. degree in Natural Health from
                                         Clayton College of Natural Health. He
                                         holds numerous patents, has taught and
                                         lectured at various colleges and was
                                         elected to the National Inventors Hall
                                         of Fame. He is active in numerous
                                         professional, community and technical
                                         associations, including the Ohio
                                         Venture Association, American
                                         Naturopathic Medical Association, the
                                         Coalition for Natural Health, the Lake
                                         County Development Council and the Lake
                                         County Workforce

                                         Development Council.


Board Committee
---------------

     The Board of Directors has established a Compensation Committee, which makes recommendations to the Board with respect to general compensation and benefit levels for employees, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option plan. The current members of this Committee are Joseph T. Aveni, Dr. James W. McCourt and Dr. Steven Tsengas.

Compensation of Directors
-------------------------

     In 2000, directors who were full-time employees of the Company received no cash compensation for services rendered as members of the Board of Directors or a committee thereof. Directors who were not full-time employees of the Company received reimbursement of out-of-pocket expenses for attendance at Board of Director meetings. Non-Employee directors received no other compensation for their services as directors. Director Greg Johnson was provided compensation in the form of 40,000 warrants for the purchase of Common Stock at $1.00 per share, which expire on December 31, 2001, for providing consulting services to the Company regarding its Internet Website.

Board Meetings
--------------

     All directors were present for at least 75% of all meetings of the Board of Directors and the meetings of the committee of which each was a member.

Employment Contracts and Termination of Employment and Change-in-Control
------------------------------------------------------------------------
Arrangements
------------

     Other than the Company's standard form of non-competition and confidentiality agreement, the Company does not presently have any employment contracts in effect with the Executive Officers of the Company, including any compensatory plans or arrangements resulting from the resignation, retirement or other terminations of the Executive Officers.

                            Executive Compensation.

Summary Compensation Table
--------------------------

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the years ended December 31, 2000, 1999 and 1998 to its Executive Officers.

                                          Annual Compensation                Long Term Compensation
                                          -------------------                ----------------------
                                                                        Awards             Payouts
                                                                        ------             -------
                                                                      Securities                  All
                                                     Other Annual     Underlying     LTIP        Other
Name and Principal Position        Salary   Bonus    Compensation      Options/    Payouts   Compensation
                             Year    ($)     ($)         ($)           SARS (#)      ($)          ($)
                             ----    ---     ---         ---          ---------      ---          ---
Dr. Steven Tsengas           2000  80,000     -           -                -           -            -
Chairman, President          1999  74,375     -           -            200,000 (3)     -            -
& Chief Executive Officer    1998  75,000     -           -                -           -            -

Konstantine S. Tsengas       2000  62,000     -           -                -           -            -
Vice President of            1999  59,500     -           -            150,000 (3)     -            -
Operations & Secretary       1998  60,000     -           -                -           -            -

Glenn R. Godley (1)          2000  62,000     -           -             50,000 (3)     -            -
Exec. Vice President of      1999  32,506     -           -            100,000 (3)     -            -
Marketing/Sales              1998       -     -           -                -           -            -

John G. Murchie (2)          2000  54,059     -           -             50,000 (3)     -            -
Treasurer and                1999       -     -           -                -           -            -
Controller                   1998       -     -           -                -           -            -

(1)  Mr. Godley became an executive officer of the Company in May of 1999.

(2)  Mr. Murchie became an executive officer of the Company in January of 2000.

(3) Represents options granted in December 1999, January 2000 and December 2000 pursuant to the Company's 1999 Stock Option Plan which vest one-third on each of the second, third and fourth anniversaries of the date of grant, expire on the fifth anniversary of the date of grant and have an exercise price of $0.825 per share for Dr. Tsengas, $0.75 per share for Mr. Tsengas, $0.75 per share for the 1999 award and $1.25 per share for the 2000 award for Mr. Godley and $1.00 per share for Mr. Murchie.

Option Plan
-----------

     The Company maintains the 1999 Stock Option Plan (the "Plan") for its officers and key employees under which options may be granted at the discretion of the Board of Directors. The Company has reserved 850,000 shares of its Common Stock for issuance upon the exercise of options granted under the Plan.

     Under the Plan, options to purchase an aggregate of 568,000 shares are outstanding as of June 29, 2001. These options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant. The Company grants options for the Plan at exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant.

     The following table sets forth the number of individual stock option grants made to each Executive Officer during 1999 and 2000.

                                          Number of
                                          Securities         Percent of Total
                                          Underlying       Options/SARs Granted
                                         Options/SARs        to Employees in         Exercise or Base       Expiration
               Name                      Granted (#)             Year (1)              Price ($/sh)            Date
               ----                      -----------             --------              ------------            ----
Dr. Steven Tsengas (1999)                  200,000                 33.3%                    $0.825             12/04/04
Konstantine S Tsengas(1999)                150,000                 25.0%                    $ 0.75             12/04/04
Glenn R. Godley (1999)                     100,000                 16.7%                    $ 0.75             12/04/04
Glenn R. Godley (2000)                      50,000                 42.6%                    $ 1.25             12/20/05
John G. Murchie (2000)                      50,000                 42.6%                    $ 1.00             01/26/05

(1) The Company granted options to purchase an aggregate of 600,000 shares of Common Stock during 1999, all of which were granted on December 4, 1999 and an aggregate of 117,500 shares of Common Stock during 2000.

     The following table sets forth information (on an aggregate basis) concerning exercises of stock options during 1999 and 2000 by each of the Executive Officers and the final December 31, 2000 value of unexercised options.

                                                         Number of Securities Underlying          Value of Unexercised "In-the-
                                                           unexercised Options/SARs at                Money" Options/SARs at
                                                                  12/31/00 (#)                           12/31/00 ($) (1)
                                                                  ------------                           ----------------
                             Shares
                            Acquired
                               or          Value
                            Exercise     Realized
         Name                  (#)          ($)         Exercisable        Unexerciseable       Exercisable        Unexerciseable
         ----                  ---          ---       ----------------  --------------------  ----------------  --------------------
Dr. Steven Tsengas              -            -                -                 200,000               -                 $85,000
Konstantine S. Tsengas          -            -                -                 150,000               -                 $75,000
Glenn R. Godley                 -            -                -                 150,000               -                 $50,000
John G. Murchie                 -            -                -                  50,000               -                 $12,500

(1) Calculated based upon the difference between the exercise price and the estimated fair market value of $1.25 a share on December 31, 2000.

                 Certain Relationships and Related Transactions

     In September 1996, a predecessor of the Company entered into a sales commission agreement with Anthony O'Rourke, owner of Macke International Trade, Inc., a former member of the Board of Directors. The agreement provides for the payment of a 4% commission on net sales to a certain customer for which commission of $29,200 was earned in 1999 and $58,493 was earned in 2000. Mr. O'Rourke, through Macke International Trade, Inc. also provided sales consulting services for which $1,000 was expensed in 1999. The Company issued 67,224 shares of Common Stock to Mr. O'Rourke in 1999 as payment for sales consulting services. Such shares were valued at $50,418.

     The Company leases production, warehouse and office facilities from a related entity, Senk Properties, a general partnership comprised of Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas and Nicholas S. Tsengas. At December 31, 2000, the current monthly rental was $11,247 plus real estate taxes with annual increases each May in the base rental of approximately 3%.
The initial lease term was for five years ending on May 31, 1998. It has been extended for an additional five-year term, with the possibility of four additional extensions of five years each. Lease expense before the cancellation of accrued rent described in the Paid-In Capital Note to Consolidated Financial Statements was $138,795 for 1999 and $83,901 for 2000, net of amounts received from a sublease for six months.

     In March 2000, DKKS, LP, a firm for which Dr. James W. McCourt (a member of the Board of Directors) is the general partner, exercised 150,000 warrants, which had been issued in 1998, for the cash purchase of 150,000 shares of Common Stock at $0.75 a share, which it transferred into the name of Beachcraft, L.P., another entity controlled by Dr. McCourt.

     On February 1, 1999 and September 1, 1999, the Company borrowed $100,000 and $200,000 for working capital purposes from Mr. Aveni. The initial loan for $100,000 was exchanged for 100,000 shares of Common Stock in March 2000. The second loan is due on August 31, 2001 and has an annual interest rate of 10%. In addition, Mr. Aveni received 50,000 warrants for the purchase of Common Stock at $0.75 per share which expire on July 31, 2001 and 100,000 warrants for the purchase of Common Stock at $1.00 per share which expire on August 31, 2001. The 100,000 warrants were exercised in March 2000 upon the conversion of the initial loan described above.

     On March 1, 1999, the Company borrowed $60,000 from three of its stockholders, James Palmer, Bruce Matilo, and Joseph and Rose Ulrich, for working capital at an annual interest rate of 10%. The loan and accrued interest were paid on September 1, 1999 with $25,000 in principal being paid in cash to Palmer and $35,000 in principal being exchanged for Convertible Preferred Stock to Matilo ($10,000) and the Ulrich's ($25,000) as part of the Company's 1999 Private Placement. Also, in connection with the Company's 1999 Private Placement of Convertible Preferred Stock, DKKS, LP purchased 20,000 shares for $200,000 in cash and Greg W. Johnson purchased 7,000 shares of $70,000 in cash.

     In December 1999, the Company issued an aggregate total of 500,000 warrants for the purchase of Common Stock at $1.00 per share which expire on December 14, 2004 to Senk Properties and to Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas, Nicholas S. Tsengas and the grandchildren of Dr. Tsengas. Senk Properties, a partnership comprised of Dr. Steven Tsengas and his wife, Evangelia Tsengas, and his two sons, Konstantine Tsengas and Nicholas Tsengas, canceled $158,060 owed to the partnership by the Company for accrued rent due under their lease agreement with the Company and received 200,000 of the 500,000 warrants, from the Company as consideration. Also in December 1999, Dr. Tsengas and his wife forgave $232,607 owed to them by the Company and in consideration received 300,000 of the 500,000 warrants which they distributed between themselves, and their children and grandchildren as designees. These transactions resulted in additional Paid-In Capital to the company of $390,667.

     On December 4, 1999, the Board of Directors approved the 1999 Stock Option Plan (the "Plan") subject to shareholder approval, which approval was obtained on August 5, 2000. This Plan replaced the prior plan and provided that the options previously granted to officers and key employees would be exchanged for options under the Plan in an equal amount and identical exercise price. Dr. Tsengas, Mr. Tsengas and Mr. Godley were granted options to purchase 200,000, 150,000 and 100,000 shares, respectively, of Common Stock at an exercise price of $0.825 for Dr. Tsengas and $0.75 for Messrs. Tsengas and Godley. Pursuant to the terms of the Company's stock option plan, the exercise price for Dr. Tsengas is 10% higher than the other's due to his stock ownership exceeding 10% of the outstanding shares. On January 26, 2000, Mr. Murchie was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $1.00. On December 20, 2000, Mr. Godley was granted an additional option to purchase 50,000 shares of Common Stock at an exercise price of $1.25. One-third of such options vest on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

     In January 2000, the company issued 40,000 warrants for the purchase of Common Stock at $1.00 per share, which expire on December 31, 2001 to Greg W. Johnson, a director of the Company, for consulting services to be provided by Mr. Johnson to the Company.

     On July 21, 2000, the Company borrowed $50,000 from Dr. Steven Tsengas, on August 1, 2000, it borrowed $25,000 from Joseph T. Aveni, and on August 2, 2000, it borrowed $150,000 from Beachcraft Limited Partnership, a firm for which Dr. James W.

McCourt serves as Trustee for its general partner for working capital purposes. The notes have an annual interest rate of 10% and are due on July 31, 2002 for Dr. Tsengas and Mr. Aveni, and on August 1, 2001 for Beachcraft, L.P. due to a six-month extension obtained in February 2001. In connection with these loans, the Company issued 50,000 warrants for the purchase of Common Stock at $1.25 a share to Dr. Tsengas, warrants to purchase 25,000 shares at the same price to Mr. Aveni and warrants to purchase 75,000 shares at the same price to Beachcraft Limited Partnership. The 75,000 warrants issued to Beachcraft, L.P. includes 37,500 warrants issued in February 2001 for the six-month extension on repayment of its loan. These warrants all expire on July 31, 2003.

     On October 20, 2000, the Company borrowed an additional $40,000 from Dr. Tsengas for working capital purposes. This note is due on demand and has an annual interest rate of 10%. The Company repaid Dr. Tsengas $5,000 on this note on October 25, 2000, $5,000 on November 17, 2000, $10,000 on December 21, 2000
and $10,000 on December 29, 2000.

     The Company believes the terms it received from the loans described above are at least as favorable as terms it could have obtained from unaffiliated third parties.


         Proposal 2:  Ratification of Selection of Independent Auditors

     The Board of Directors has selected S.R. Snodgrass, A.C. as the company's independent auditors for the year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. S.R. Snodgrass, A.C. has audited the Company's financial statements since 1998. Representatives of S.R. Snodgrass, A.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of S.R. Snodgrass, A.C. as the Company's independent auditors is not required by the Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of S.R. Snodgrass, A.C. as independent auditors, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2001. The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends a vote "FOR" ratification of the appointment of S.R. Snodgrass, A.C. as independent auditors for the Company for the current year.

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by S.R. Snodgrass, A.C. for fiscal year 2000.

     Audit Fees (1)                                                $43,615
     Financial Information Systems Design and
     Implementation Fees                                                 0
     All Other Fees (2)                                             11,860
                                                        ------------------
          Total                                                    $55,475
                                                        ==================

(1) Audit services of S.R. Snodgrass, A.C. for 2000 consisted of the examination of the consolidated financial statements of the Company at September 30, 2000 and at December 31, 2000.

(2) "All Other Fees" includes $7,883 for services related to filings made with the Securities and Exchange Commission and $3,977 for the other services, including, among other items, tax services. The Board of Directors has determined that the provision of these services is compatible with maintaining the independence of S.R. Snodgrass, A.C.

                                 Other Matters

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of the Common Stock or the Convertible Preferred Stock, to file with the Securities and Exchange Commission (the "SEC") an initial report of ownership of the Company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. As a matter of practice, the Company's administrative staff assists in preparing and filing these reports. During the fiscal year ended December 31, 2000, the Company's directors, officers and persons who own more than 10% of the Common Stock or the Convertible Preferred Stock were not subject to Section 16 and therefor no reports were filed.

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the person named on the Proxy will vote on such matters in accordance with his best judgment.

                              Financial Statements

     The condensed consolidated statements of operations for the years ended December 31, 2000 and December 31, 1999 and for the quarters ended March 31, 2001 and March 31, 2000 and the condensed consolidated balance sheets as of December 31, 2000, December 31, 1999 and March 31, 2001 are part of the President's Letter included with this Proxy Statement. The Company will furnish, without charge, a copy of its audited financial statements for its fiscal year ended December 31, 2000 and/or a copy of its unaudited financial statements for the quarter ended March 31, 2001 to its shareholders upon written request. Requests should be sent to: OurPet's Company, 1300 East Street, Fairport Harbor, Ohio 44077, Attn: Secretary. This information can also be obtained on the Internet at www.sec.gov/cgi-bin/srch-edgar?OURPETS +CO.


                                            By Order of the Board of Directors,

                                            /s/ Konstantine S. Tsengas
                                            --------------------------

                                            Konstantine S. Tsengas
                                            Secretary

Fairport Harbor, Ohio
July 13, 2001

                                     PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

                                OURPET'S COMPANY

Konstantine S. Tsengas is hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of OurPet's Company to be held on Saturday, August 18, 2001 at the OurPet's Company offices located at 1300 East Street, Fairport Harbor, Ohio 44077 at 10:00 am EDT, and any adjournment or postponement thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

Number of Shares: _________    (X) Please mark votes as in this example.

     Name and Address
     of Shareholder:



This Proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR all of the Directors and FOR each of the Proposals below.

1.    SELECTION OF DIRECTORS                         For  Against        Abstain
                                                     ---  -------        -------
     Nominees:  Joseph T. Aveni                      ( )    ( )            ( )
                Dr. James W. McCourt                 ( ) For all nominees except
                Dr. Steven Tsengas                   as noted __________________


2.   Proposal to ratify the Appointment of S.R. Snodgrass, A.C. as the
     Independent Auditors for Fiscal Year 2001.      ( )    ( )            ( )

3. In their discretion, upon such other matters as properly may come before the meeting.
                                                     ( )    ( )            ( )

( ) Mark here for address change and note above.

( ) Mark here if planing on attending the Annual Meeting in person.

Note: Please sign exactly as name appears. Joint owners should each sign. Executor, Administrator, or Guardian, please sign full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.

Signature:  ________________________________________  Date: ____________________

Signature:  ________________________________________  Date: ____________________

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